EXHIBIT 4.5

                                 AMENDMENT NO. 2
                                       TO
                                RIGHTS AGREEMENT

                  Amendment No. 2 (the "Amendment") dated as of May 21, 2002 among GrafTech International Ltd. (formerly, UCAR International Inc., and hereinafter, the "Company") and Computershare Investor Services, LLC ("Computershare"), to the Rights Agreement, dated as of August 7, 1998, as amended by that certain Amendment No. 1 dated as of November 1, 2000 (as so amended, the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent.


                              W I T N E S S E T H:

                  WHEREAS, UCAR International Inc. and Computershare are parties to the Rights Agreement;

                  WHEREAS, on May 7, 2002, UCAR International Inc. filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a change of its corporate name to GrafTech International Ltd.;

                  WHEREAS, the parties desire to amend the Rights Agreement to reflect such name change;

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Company and Computershare agree as follows:

                  1. DEFINITIONS. Except as set forth below, all capitalized terms used in this Amendment shall have their respective meanings set forth in the Rights Agreement.

                  2. AMENDMENT TO DEFINITION OF "COMPANY". The definition of the "Company" contained in the Rights Agreement is hereby amended to replace "UCAR International Inc." with "GrafTech International Ltd." and, whenever used in the Rights Agreement or any other agreement or instrument executed and delivered pursuant thereto or in connection therewith, all references to the Company or UCAR International Inc. shall mean GrafTech International Ltd.

                  3. NOTICES. Section 26 of the Rights Agreement is hereby amended to replace the Company's address with the following address:

                      GrafTech International Ltd.
                      Brandywine West
                      1521 Concord Pike
                      Wilmington, Delaware 19803
                      Attention:  Corporate Secretary


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                  4. ONGOING FORCE AND EFFECT.

                        (a) Except as expressly provided herein, all of the terms and conditions of the Rights Agreement shall remain unmodified and continue in full force and effect.

                        (b) From and after the execution and delivery hereof, all references to the Rights Agreement contained in other agreements or instruments (however the Rights Agreement may be defined in such other agreements or instruments) shall hereafter refer to the Rights Agreement as amended pursuant to this Amendment.

                  5. MISCELLANEOUS.

                        (a) No waiver, amendment or modification hereof shall be valid unless effected in the manner required by the Rights Agreement.

                        (b) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware, provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

                        (c) This Amendment shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

                        (d) The captions and paragraph headings used in this Amendment have been inserted for convenience of reference only, and shall not affect the construction or interpretation of any provision hereof.

                        (e) This Amendment may be executed in any number of counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above to be effective as of May 7, 2002.

                                     GRAFTECH INTERNATIONAL LTD.


                                     By:/S/ KAREN G. NARWOLD
                                        ----------------------------------------
                                         Karen G. Narwold
                                         Vice President, General Counsel,
                                         Human Resources and Secretary

                                     COMPUTERSHARE INVESTOR SERVICES, LLC


                                     By:/S/ KEITH BRADLEY
                                        ----------------------------------------
                                         Name: Keith Bradley
                                         Title: Manager, Client Services



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